Exhibit 10.72.1


                            SHARE EXCHANGE AGREEMENT


         THIS SHARE EXCHANGE AGREEMENT (the "Exchange Agreement") is made and entered into, effective as of May 2, 2001, by and among HEADWATERS INCORPORATED, a Delaware corporation ("Headwaters"), HEADWATERS SUB CORPORATION, a New Jersey corporation and a wholly-owned subsidiary of Headwaters ("Merger Sub"), HYDROCARBON TECHNOLOGIES, INC., a New Jersey corporation ("HTI"), and each of the individuals listed on the signature pages hereto (the "Transferors"). (Headwaters, HTI, Merger Sub, and the Transferors are referred to collectively herein as the "Parties.")

                                    RECITALS

         A. Each of the Transferors owns shares of common stock, $.01 par value per share, of HTI (the "HTI Common Stock"). Each Transferor owns the number of shares of HTI Common Stock set forth opposite his or her name on the signature pages hereto.

         B. In order to enable Headwaters to directly acquire one hundred percent (100%) of the capital stock of HTI, the Parties are entering into this Exchange Agreement, under which each Transferor agrees with Headwaters, among other things, to exchange all of the Transferor's interest in HTI Common Stock (each an "Exchange, and collectively the "Exchanges"), representing in the aggregate for all Transferors up to approximately ninety-seven percent (97%) of the outstanding shares of HTI Common Stock, to Merger Sub in exchange for cash and shares of Headwaters Common Stock (the "Headwaters Shares"), as provided herein.

         C. In connection with the execution of this Exchange Agreement, Headwaters, HTI, Merger Sub, and certain individual HTI shareholders (the "HTI Founders") are entering into an Agreement and Plan of Reorganization dated as of May 2, 2001 (the "Merger Agreement"), pursuant to which Headwaters and HTI will enter into a business combination transaction pursuant to which Merger Sub will merge with and into HTI following the Exchanges (the "Merger").

         D. Headwaters, Merger Sub, HTI, and the Transferors each desire to make certain representations and warranties and other agreements in connection with the Exchanges and the Merger.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Parties do hereby agree as follows:

                                   ARTICLE I
                               THE share Exchange

         1.1 The Share Exchange. Subject to the satisfaction of the conditions precedent set forth in Articles VI and VII below, as of the Closing (as defined herein), each Transferor hereby agrees to transfer to Merger Sub, and Merger Sub agrees to accept, the number of shares of HTI Common Stock shown opposite such Transferor's name on the signature pages hereto (each such share an

"Exchanged Share" and collectively the "Exchanged Shares"), in exchange for the consideration provided herein. The Parties agree that the Exchanges shall be part of a single transaction. As a result, the obligation of each Transferor to transfer the Exchanged Shares to Merger Sub is conditioned on the simultaneous transfer by each other Transferor of such Transferor's HTI Common Stock or waiver by Merger Sub, in its sole discretion, of the obligations of such non-transferring Transferors.

         1.2 Closing. The closing of the Exchanges (the "Closing") shall take place at the offices of HTI or Headwaters, at a time and date to be specified by the Parties after the last of the conditions precedent set forth in Articles VI and VII below shall have been satisfied or waived, and shall occur immediately prior to the closing of the Merger, pursuant to Section 1.2 of the Merger Agreement, or at such other time, date, and location as the Parties agree in writing (the date of the Closing being the "Closing Date").

         1.3 Effect on Capital Stock.

                  (a) Definitions. For purposes of this Exchange Agreement:

                           (i)  Business  Plan  shall  mean  the  business  plan
prepared by HTI and dated February 2000.

                           (ii)  Business  Unit shall mean the business  unit of
Headwaters after the Merger that includes the business and operations of HTI as they existed immediately prior to the Effective Time (as defined in the Merger Agreement), which business unit shall include only HTI's business and operations unless consented to in writing by the Representative.

                           (iii) EBITDA  shall mean  earnings  before  interest,
taxes, depreciation, and amortization of the Business Unit, after elimination of intracompany transfers and costs incurred in connection with the transactions contemplated hereby and by the Merger Agreement, as reported on Headwaters' statement of operations prepared in accordance with GAAP consistently applied in accordance with HTI's practices in effect immediately prior to the Closing, and without the effect of any restatement of the financial statements of HTI or the Business Unit unless HTI (in the case of any pre-Closing restatement) or the Representative (in the case of any post-Closing restatement) consents thereto in writing.

                           (iv) 2001  Actual  EBITDA  shall  mean  EBITDA of the
Business Unit for the year ended December 31, 2001 (calculated to reflect the elimination of intracompany transfers and costs incurred in connection with the transactions contemplated hereby and by the Merger Agreement), not including revenues from any sale of material assets or other extraordinary corporate events; provided that, for this purpose, a sale of Chemsampco or its assets or the nonexclusive licensing of intellectual property rights of the Business Unit in the ordinary course of business will not be considered a sale of material assets or an extraordinary corporate event.

                           (v) 2001  Projected  EBITDA  shall  mean  $3,670,000;
provided that, if, with the consent of Headwaters, HTI's financial statements are restated in a manner that would affect 2001 Actual EBITDA, 2001 Projected EBITDA will be correspondingly adjusted.

                           (vi) 2002 Actual  EBITDA shall mean the EBITDA of the
Business Unit for the year ended December 31, 2002 (calculated to reflect the elimination of intracompany transfers and costs incurred in connection with the transactions contemplated hereby and by the Merger Agreement), not including revenues from any sale of material assets or other extraordinary corporate events; provided that, for this purpose, a sale of Chemsampco or its assets or the nonexclusive licensing of intellectual property rights of the Business Unit in the ordinary course of business will not be considered a sale of material assets or an extraordinary corporate event.

                           (vii) 2002  Projected  EBITDA shall mean  $3,362,000;
provided that, if, with the consent of Headwaters, HTI's financial statements are restated in a manner that would affect 2002 Actual EBITDA, 2002 Projected EBITDA will be correspondingly adjusted.

                           (viii) Fully Diluted  Number shall mean the aggregate
of (1) the number of shares of HTI Common Stock outstanding immediately prior to the Closing, plus (2) the number of shares of HTI Common Stock underlying all vested and unvested HTI Stock Options (as defined below) outstanding immediately prior to the Closing.

                           (ix) GAAP shall mean  generally  accepted  accounting
principles.

                           (x)  Headwaters  Common  Stock  shall mean the common
stock, $0.01 par value per share, of Headwaters.

                           (xi)  HTI  Stock   Options  shall  mean  all  options
pursuant to HTI's Stock Option Plan or pursuant to any other agreement of HTI.

                           (xii)  Merger  Shares shall mean the number of shares
of HTI Common Stock outstanding immediately prior to the Closing, minus the number of Exchanged Shares.

                           (xiii)  Purchaser   Representative  shall  mean  that
person or entity selected by HTI, which shall assist the Transferors in evaluating the merits and risks of the investment decision contemplated hereunder, and which shall satisfy the requirements of Rule 501(b) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), as required by securities laws for the protection of non-accredited investors.

                           (xiv)   Representative   shall  mean  a  three-member
committee initially consisting of Alfred G. Comolli, L.K. (Theo) Lee, Ph.D., and David Tanner, acting together as representative for the Transferors as set out in this Exchange Agreement. The decisions of the Representative, including without limitation the designation of new members if a vacancy on such committee should occur, shall be made by majority vote.

                  (b) Share Exchange Consideration. At Closing, Merger Sub shall acquire the Exchanged Shares, the aggregate consideration for which (the "Exchange Consideration") shall consist of shares of Headwaters Common Stock and cash, as set out below, subject to the provisions of this Section 1.3:

                           (i) Stock  Consideration.  The stock  portion  of the
Exchange Consideration (the "Stock Consideration") shall consist of 1,330,154 shares of Headwaters Common Stock; and

                           (ii)  Cash  Consideration.  The cash  portion  of the
Exchange Consideration (the "Cash Consideration") shall consist of (A) $2,893,750, less any costs to be borne by HTI pursuant to Section 5.6(c), minus
(B) that amount which is equal to $14,468,750 divided by the Fully Diluted Number and then multiplied by the number of Merger Shares; provided that the cash portion of any payment(s) provided for in Section 1.3(c) may be adjusted pursuant to Section 1.3(f).

                  (c) Conversion of HTI Common Stock. Subject to Section 1.2 hereof, at the Closing, by virtue of the Exchanges, and without any action on the part of the Transferors, each Exchanged Share, and all rights to accrued dividends in respect thereof, will be transferred to Merger Sub in exchange for the right to receive, on the dates specified below, the following aggregate consideration for each Exchanged Share; provided that twenty percent (20%) of each of the Closing Stock Amount and the Closing Cash Amount (as defined below) to each Transferor shall be placed into escrow (for which purpose, the numbers of shares of stock of each Transferor to be placed into escrow shall be rounded to the next whole number of shares), pursuant to the terms of an Escrow Agreement in substantially the form attached hereto as Exhibit A (the "Escrow Agreement"), until the Final Release Date (as defined in the Escrow Agreement); and provided further that each Transferor will be deemed to be the record holder of the shares of Headwaters Common Stock held in escrow:

                           (i) at the Closing,

                                    (x) (A) an  amount of cash  equal  to  fifty
                                        percent (50%) of the Cash Consideration,
                                        plus the aggregate exercise price of any
                                        vested  HTI  Stock   Options   exercised
                                        between   the   date   hereof   and  the
                                        Effective  Time,   minus  fifty  percent
                                        (50%) of the  Merger  Consideration  (as
                                        defined   in  the   Merger   Agreement),
                                        divided by (B) the Fully Diluted  Number
                                        (the "Closing Cash Amount"); and

                                    (y) the right to receive  a number of shares
                                        of  Headwaters  Common  Stock  equal  to
                                        fifty   percent   (50%)  of  the   Stock
                                        Consideration   divided   by  the  Fully
                                        Diluted   Number  (the  "Closing   Stock
                                        Amount");

                           (ii) at March 31, 2002,  or such later time as is set
forth in Section 1.3(d), up to an additional twenty-five percent (25%) of the Cash Consideration and the Stock Consideration (the "First Contingent Payment") shall be deemed earned and shall be paid, in each case divided by the Fully Diluted Number, in the event that HTI:

                                    (x) has 2001  Actual  EBITDA  equal to or in
                                        excess  of (the  2001  Projected  EBITDA
                                        (the "2001 EBITDA Test"), in which event the full First Contingent Payment shall be deemed to have been earned and shall be paid, in each case divided by the Fully Diluted Number; or, if the 2001 EBITDA Test is not met:

                                    (y) has entered  into  a  coal  liquefaction
                                        license agreement with the Shenhua Group
                                        of  the   Peoples'   Republic  of  China
                                        ("PRC")  ("Shenhua"),  containing  terms
                                        that  can   reasonably  be  expected  to
                                        result in  license  revenues  consistent
                                        with the Business  Plan,  and containing
                                        other  commercial  terms and  conditions
                                        common  in this  type of  agreement,  by
                                        March  31,   2002,   and  such   license
                                        agreement,  if  entered  into  prior  to
                                        October 31, 2001,  is still in effect as
                                        of  October  31,   2001  (the   "Shenhua
                                        Test"),  in which  event  sixty  percent
                                        (60%)   each  of  the  cash  and   stock
                                        portions of the First Contingent Payment shall be deemed to have been earned and shall be paid, in each case divided by the Fully Diluted Number; and

                                    (z) has entered  into a heavy oil  licensing
                                        agreement,  containing  terms  that  can
                                        reasonably  be  expected  to  result  in
                                        license  revenues  consistent  with  the
                                        Business  Plan,  and  containing   other
                                        commercial  terms and conditions  common
                                        in   this   type  of   agreement,   with
                                        PetroChina    Company    Limited,    PRC
                                        ("PetroChina") by March 31, 2002, and such license agreement, if entered into prior to October 31, 2001, is still in effect as of October 31, 2001 (the "PetroChina Test"), in which event forty percent (40%) each of the cash and stock portions of the First Contingent Payment shall be deemed to have been earned and shall be paid, in each case divided by the Fully Diluted Number

                           (collectively, the "First Milestone").

Notwithstanding the foregoing,

                  (A) in addition to any amounts earned pursuant to Section 1.3(c)(ii)(y) or (z), if HTI fails to satisfy the 2001 EBITDA Test and one or both of the Shenhua Test and the PetroChina Test, but has 2001 Actual EBITDA of greater than eighty percent (80%) of 2001 Projected EBITDA, a portion of each of the cash and stock components of the First Contingent Payment (in each case divided by the Fully Diluted Number) shall be deemed earned and shall be paid that is, in each case, equal to the ratio of (i) 2001 Actual EBITDA minus eighty percent (80%) of 2001 Projected EBITDA to (ii) twenty percent (20%) of 2001 Projected EBITDA. For purposes of clarity, if 2001 Actual EBITDA is eighty percent (80%) (or less) of 2001 Projected EBITDA, the amount deemed to have been earned and that shall be paid (the "Amount Earned") will be zero; if eighty-five percent (85%), the Amount Earned will be twenty-five percent (25%) of the First Contingent Payment; if ninety percent (90%), the Amount Earned will be fifty percent (50%) of the First Contingent Payment; if ninety-five percent (95%), the Amount Earned will be seventy-five percent (75%) of the First Contingent Payment (in each case divided by the Fully Diluted Number);

                  (B) in addition to any amounts earned pursuant to Section 1.3(c)(ii)(y), (z), or (A), if (i) HTI fails to satisfy the 2001 EBITDA Test and (ii) fails to sign a license agreement with either or both Shenhua and/or PetroChina by March 31, 2002, but executes one or both of the aforesaid license agreements with Shenhua and/or PetroChina, as applicable, in a form otherwise satisfying the Shenhua Test and/or the PetroChina Test, as applicable, after March 31, 2002, but by March 31, 2003, half of each of the cash and stock portions of the First Contingent Payment that would have been deemed to have been earned if HTI had met the Shenhua Test and/or the PetroChina Test, as applicable, shall be deemed to have been earned and shall be paid;

         provided that in no event shall the aggregate amounts paid pursuant to this Section 1.3(c)(ii) exceed the amount of the First Contingent Payment.

                           (iii) at March 31, 2003, or such later time as is set
forth in Section 1.3(d), an additional twenty-five percent (25%) of the Cash Consideration and twenty-five percent (25%) of the Stock Consideration (the "Second Contingent Payment"), in each case divided by the Fully Diluted Number, shall be deemed earned and shall be paid in the event that the 2002 Actual EBITDA is equal to or exceeds the 2002 Projected EBITDA (the "Second Milestone"); provided that, if the 2002 Actual EBITDA is greater than eighty percent (80%) of 2002 Projected EBITDA, but less than the 2002 Projected EBITDA, a portion of the Second Contingent Payment (in each case divided by the Fully Diluted Number) shall be deemed earned and shall be paid that is, in each case, equal to the ratio of (i) 2002 Actual EBITDA minus eighty percent (80%) of 2002 Projected EBITDA to (ii) twenty percent (20%) of 2002 Projected EBITDA. For purposes of clarity, if 2002 Actual EBITDA is eighty percent (80%) of 2002 Projected EBITDA (or less), the Second Contingent Payment will be zero; if eighty-five percent (85%), the Amount Earned will be twenty-five percent (25%) of the Second Contingent Payment; if ninety percent (90%), the Amount Earned will be fifty percent (50%) of the Second Contingent Payment; if ninety-five percent (95%), the Amount Earned will be seventy-five percent (75%) of the Second Contingent Payment (in each case divided by the Fully Diluted Number) . (The First Milestone and the Second Milestone shall each be referred to herein as a "Milestone".)

                  (d) Requirements as to Contingent Payments. With respect to the First Contingent Payment and the Second Contingent Payment (collectively, the "Contingent Payments"):

                           (i) Headwaters  shall complete its calculations as to
whether the EBITDA-related Milestones have been satisfied as promptly as practicable following the appropriate year-end, and in any event by the date which is 90 days following the end of the year in which such EBITDA-related Milestone is to be achieved. Headwaters will pay the Contingent Payments that are not EBITDA-related within fifteen (15) days after such Contingent Payments are earned. Each of the Milestones will stand alone and must be achieved separately.

                           (ii) Headwaters agrees not to cause the Business Unit
to dividend any cash or profits or make any other distributions from the Business Unit during the periods in which the Milestones are to be achieved. Headwaters agrees to make funds available to the Business Unit to be used for reasonable and budgeted operating expenses of the Business Unit, and to provide other general operational assistance and advice to the Business Unit. Subject to Headwaters' sole discretion, Headwaters agrees to make other resources available to the Business Unit, upon the Business Unit's reasonable request therefor, to assist the Business Unit in achieving the Milestones. Headwaters will also maintain an independent profit and loss statement for the Business Unit that will include the business and operations of the Business Unit after the consummation of the Merger for the period through and including the calculation of the Second Milestone. The Business Unit will make commercially reasonable efforts to achieve the performance objectives set forth in the Business Plan. Headwaters will refrain from taking any action, including without limitation engaging in any activities which compete with those of the Business Unit, which may impair achievement of each of the Milestones within the time periods set forth in this
Section 1.3.

                           (iii) The Business Unit shall provide recommendations
to Headwaters concerning the proposed sales price for each product of the Business Unit. Headwaters shall consider such recommendations in establishing pricing, but shall have ultimate authority for establishing the prices of such products, provided that such prices shall be commercially reasonable. In the event that any product of the Business Unit is combined with or incorporated into another Headwaters product for resale (an "Integrated Product"), rather than being sold on a "stand-alone" basis, the price of such Integrated Product for purposes of this Exchange Agreement shall be determined to be an amount equal to not less than the price at which such product would be sold if it were sold commercially on a stand-alone basis. Such price determination shall be made by Headwaters with the consent of the Representative (which consent shall not be unreasonably withheld).

                           (iv) In the event that, after the Signing Date, there
has occurred (i) a merger or consolidation of Headwaters with or into any other corporation or corporations pursuant to which the stockholders of Headwaters immediately prior to the transaction own less than fifty percent (50%) of the voting securities of the surviving corporation or a sale of all or substantially all of the assets of Headwaters (an "Acquisition"), or (ii) any merger, consolidation, reorganization, sale of all or substantially all of the assets or of any material asset of the Business Unit, or any spin-off of the securities of any entity conducting the business of the Business Unit (a "Spin Off"), or (iii) a material violation of this Exchange Agreement by Headwaters such that one or more Milestones could not reasonably be achieved within the time periods established in Section 1.3, all unpaid Contingent Payments shall be deemed to be earned. Any Contingent Payment which is accelerated pursuant to subsection (i) or (ii) of the preceding sentence shall be paid at the consummation of the event described in such subsection; any Contingent Payment which is accelerated pursuant to subsection (iii) of the preceding sentence shall be payable at the earlier of the date such payment would otherwise be due or five business days after final resolution of any dispute regarding the occurrence of an applicable event (provided, however, that if the Contingent Payment is not made at such date, Transferors shall be entitled to interest at the then applicable legal interest rate for judgments from the date any such payment is due to the date payment is made); and provided, further, that if the payment to be made hereunder is the result of a breach of this Exchange Agreement that affects the achievability of one or more Milestones, only the Contingent Payment relating to the affected Milestone shall be paid pursuant to this subsection.

                           (v) In the  event  that,  after the  Effective  Time,
Headwaters materially modifies or alters the business plan or operations of the Business Unit, including, without limitation, Headwaters causing the termination without cause of (i) more than fifty percent (50%) of the operational and maintenance employees, or more than twenty percent (20%) of the other employees, who were employed by HTI as of the Closing Date or (ii) any employment agreement to which HTI is a party on the Closing Date, in each case such that one or more Milestones could not reasonably be achieved within the time periods established in Section 1.3, all unpaid Contingent Payments with respect to the affected Milestone(s) shall be deemed earned and payable in full on the date on which such Contingent Payment(s) would otherwise be due.

                           (vi)  Headwaters   agrees  to  provide  promptly  all
information as reasonably requested by the Representative to the Representative or a designated accountant, and to make available for inspection and review to the Representative or a designated accountant, during business hours upon reasonable prior notice, the books and records of Headwaters relating to the Business Unit, including, but not limited to, all production reports and projections, purchase orders, and worksheets for the period under review and the computations underlying the determination of whether the Milestones have been achieved.

                           (vii) Headwaters shall deliver to the  Representative
no later than five days prior to the payment date of each year for a Contingent Payment, a certificate signed by an officer of Headwaters containing a detailed summary of all computations, including any adjustments, as described above, performed by Headwaters in arriving at the Contingent Payment for such year (the "Contingent Payment Certificate"). The Representative shall have a period of sixty (60) days after receipt of the Contingent Payment Certificate to dispute any amounts reflected thereon; provided that the Representative shall notify
Headwaters in writing of each disputed item in reasonable detail and shall specify the amount thereof in dispute within such sixty (60) day period. Headwaters agrees to cooperate with any such confirmation request and make available to the Representative or his designated accountant, at all reasonable times, for inspection and review, the books and records of Headwaters relating to the Business Unit, including, but not limited to, all worksheets for the period under review and the aforementioned computations. If no objections are raised within such sixty (60) day period or if the Representative consents in writing to the amounts reflected in the Certificate prior to the end of such period, the Contingent Payment Certificate and the Contingent Payment shall be final, binding, and conclusive upon all of the parties hereto and Headwaters shall make the Contingent Payment within ten (10) business days after the earlier of the expiration of such sixty (60) day period or its receipt of the written consent of the Representative. If, during his review of the Contingent Payment Certificate and accompanying worksheets and records, the Representative or his designated accountant disagrees with the computation prepared by Headwaters and such disagreement cannot, with good faith effort, be promptly settled, Headwaters and the Representative shall appoint a mutually satisfactory independent certified public accountant (the "Resolution Accountant") to review the computations of both Headwaters and the Representative. The determination of the Resolution Accountant, which shall be based on GAAP, shall be delivered within ninety (90) days after the appointment of the Resolution Accountant and shall be binding on Headwaters and the Transferors. The fees and costs of the Resolution Accountant shall be borne one-half by Headwaters and one-half by the Transferors. Within three (3) business days after the Resolution Accountant makes his determination, Headwaters shall pay the Transferors the Contingent Payment as so finally determined.

                  (e) No Fractional Shares. No fractional shares of Headwaters Common Stock shall be issued to any holder of HTI Common Stock in the Exchanges. To the extent that application of the conversion procedures of Section 1.3(c) to shares of HTI Common Stock held by a Transferor would result in a fractional number of shares of Headwaters Common Stock being issued to the Transferor in the Exchange, the number of shares of Headwaters Common Stock issuable to such holder in respect of all such shares in the Merger shall be rounded up to the next whole number of shares of Headwaters Common Stock.

                  (f) Adjustments for Tax-Free Reorganization. At HTI's option, Headwaters and HTI, without the necessity of obtaining the approval of any Transferor, shall cooperate with making any necessary, nonmaterial adjustments to reduce the Closing Cash Amount and the cash portion of any Contingent Payments in order to achieve an 80%-20% stock-to-cash ratio based on the closing price of Headwaters Common Stock required to be used for purposes of determining tax-free reorganization treatment for the transaction comprised of the Exchanges and the Merger.

                  (g) Representative's Holdback. Notwithstanding anything to the contrary contained herein, at the time the First Contingent Payment (or any portion thereof) is paid, Headwaters shall deduct from the First Contingent Payment, or from such portion thereof as is then payable, and deliver to the Representative one hundred thousand dollars ($100,000) in cash, which amount will be held by the Representative and applied as the Representative, in its sole discretion, deems desirable or appropriate to expenses incurred in connection with this Exchange Agreement, the Escrow Agreement, or the Merger Agreement. The Representative shall deliver the balance of such amount remaining after application to such expenses to the Transferors at such time as the Representative determines, in its sole discretion, that such amounts will not be needed for application to such expenses.

         1.4 Exchange Procedures. Promptly after the Closing, Headwaters shall mail to each Transferor (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the HTI Share certificate or certificates (the "Certificates") shall pass, only upon delivery of the Certificates to Headwaters, and which shall be in such form and have such other provisions as Headwaters may reasonably specify ("the Letter of Transmittal") and (ii) instructions for use in effecting the transfer of the Certificates in exchange for the applicable portion of the Exchange
Consideration pursuant to Section 1.3. Upon surrender of Certificates for cancellation to Headwaters, together with the Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor the applicable portion of the Exchange Consideration pursuant to Section 1.3. Notwithstanding the foregoing, Headwaters shall cooperate with the Transferors to cause the Letters of Transmittal to be made available prior to the Closing Date so they may be completed by the Transferors before the Closing.

         1.5 Tax Treatment. The parties intend that the Exchanges, the Merger, and the other transactions contemplated herein and therein (i) will not be consummated unless all such transactions are consummated and (ii) will be a reorganization within the meaning of Section 368 of the Internal Revenue Code and hereby adopt this Exchange Agreement and the Merger Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the Treasury Regulations. Notwithstanding the foregoing, each Transferor acknowledges and agrees that he or she must consult with his or her tax advisors concerning tax treatment of the Exchanges and the Merger and that neither HTI nor Headwaters is responsible for the tax treatment of the Exchanges or the Merger.

                                   ARTICLE II
                REPRESENTATIONS AND WARRANTIES OF ALL TRANFERORS

         Each Transferor, severally and not jointly, hereby makes the following representations and warranties to Headwaters and Merger Sub:

         2.1 Authority. Such Transferor has all requisite power and authority to enter into this Exchange Agreement, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Exchange Agreement and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of such Transferor, and no other action on the part of such Transferor is necessary to authorize such execution and delivery. This Exchange Agreement has been duly and validly executed and delivered by such Transferor and, assuming the valid authorization, execution, and delivery thereof by the other parties thereto, constitutes valid and binding obligations of such Transferor, enforceable against such Transferor in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity.

         2.2  Title  to the  HTI  Common  Stock.  As of  the  date  hereof  such
Transferor is, and at the time of Closing such Transferor will be, the owner (both beneficially and of record) of the shares of HTI Common Stock set forth opposite such person's name on the signature pages hereto. Except for the shares of HTI Common Stock and HTI Stock Options set forth opposite such person's name on the signature pages hereto, such Transferor is not the record or beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of, and does not have any other rights of any nature to acquire any shares of HTI Common Stock. Such Transferor owns, and at the time of Closing will own, all of the shares of HTI Common Stock set forth opposite such person's name on the signature pages hereto free and clear of all liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges, and other encumbrances of any nature whatsoever, subject to whatever rights, if any, HTI may have to repurchase such shares (which rights HTI shall waive as of the Closing). Such Transferor has, and at the time of Closing will have, sole power of disposition with respect to all of the shares of HTI Common Stock set forth opposite such person's name on the signature pages hereto. Upon delivery by such Transferor of its shares of HTI Common Stock, Merger Sub will receive valid and marketable title thereto free and clear of any lien, claim, security interest, or other encumbrance.

         2.3 No Conflict with Other Instruments. The execution and delivery of the Transferor Agreements by the Transferors do not, and the performance of the Transferor Agreements by the Transferors will not, to the knowledge of such Transferor after reasonable inquiry, conflict with or violate any law, rule, regulation, order, judgment, or decree applicable to any Transferor, or by which any Transferor, or any of their respective properties, is bound or affected.

         2.4 Investment Intent. The Headwaters Shares to be issued to such Transferor upon consummation of the transactions contemplated hereby are being acquired by such Transferor for such person's own account pursuant to this Exchange Agreement and not for any other person, and for investment only and with no intention of distributing or reselling such Headwaters Shares or any part thereof or any interest therein in any transaction that would be in violation of the securities laws of the United States, or any state thereof. Such Transferor has no contract, undertaking, agreement, or arrangement with any person to sell or transfer to such person, except as permitted hereunder, any of the Headwaters Shares.

         2.5 No Registration of the Headwaters Shares. Such Transferor understands that the Headwaters Shares are not being registered under the Securities Act of 1933, as amended (the "Securities Act") on the ground that the transactions contemplated hereby are exempt from the registration requirements thereof, and that Headwaters' reliance on an exemption under the Securities Act is predicated on such Transferor's representations set forth herein.

         2.6 Knowledge and Experience. Such Transferor, either alone or with his or her Purchaser Representative, is able to fend for himself or herself in the transactions contemplated by this Exchange Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, has the ability to bear the economic risks of its investment, and has been furnished with or has had access to all information such person deemed necessary for such person's full and complete evaluation of Headwaters, and such Transferor has had during the course of this transaction and prior to the Exchange the opportunity to ask questions of and receive answers from Headwaters, its employees, and representatives concerning financial affairs of Headwaters, and all questions which have been asked have been adequately answered.

         2.7 Holding Period. Pursuant to Section 5.1 to this Exchange Agreement, Headwaters has agreed to file a registration statement on Form S-3 registering the resale of the Headwaters Shares by Transferors. Notwithstanding such agreement by Headwaters, such Transferor understands and agrees that, if a registration statement covering the securities under the Securities Act is not in effect and an exemption from the registration requirements is not available when he or she desires to sell the Headwaters Shares, he or she may be required to hold such Headwaters Shares for an indeterminate period. Such Transferor understands that any sale of the Headwaters Shares which might be made by him or her in reliance upon Rule 144 under the Securities Act may be made only in limited amounts in accordance with the terms and conditions of that rule.

                                  ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF ACCREDITED INVESTORS

         Each Transferor who is identified on the signature pages hereto as an "accredited investor" hereby represents and warrants to Headwaters and Merger Sub that such person satisfies at least one of the following suitability standards:

                  (a) that he or she is a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds $1,000,000; or

                  (b) that he or she is a natural person who had (i) an individual income in excess of $200,000 in each of the two most recent years and who reasonably expects an income in excess of $200,000 in the current year or (ii) a joint income with that person's spouse in excess of $300,000 in each of the two most recent years and who reasonably expects a joint income in excess of $300,000 in the current year.

                                   ARTICLE IV
           REPRESENTATIONS AND WARRANTIES OF HEADWATERS AND MERGER SUB

         Each of Headwaters and Merger Sub represents and warrants to the Transferors, except as set forth in the disclosure letter supplied by Headwaters to the Transferors on or before the date hereof and certified by a duly authorized officer of Headwaters and Merger Sub (the "Headwaters Disclosure Letter"), as follows:

         4.1 Organization of Headwaters. Each of Headwaters and Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own, lease, and operate its property and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition, or results of operations (a "Material Adverse Effect") of Headwaters and its subsidiaries taken as a whole.

         4.2 Authority.

                  (a) Each of Headwaters and Merger Sub has all requisite corporate power and authority to enter into this Exchange Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Exchange Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Headwaters and Merger Sub. This Exchange Agreement has been duly executed and delivered by Headwaters and Merger Sub and, assuming the due authorization, execution, and delivery by each of the Transferors, constitutes valid and binding obligations of Headwaters and Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Exchange Agreement by Headwaters and Merger Sub do not, and the performance of this Exchange Agreement by Headwaters and Merger Sub will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Headwaters and Merger Sub or the equivalent organizational documents of any of Headwaters' other subsidiaries, (ii) conflict with or violate any law, rule, regulation, order, judgment, or decree applicable to Headwaters or any of its subsidiaries or by which its or any of their respective properties is bound or affected pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which Headwaters or any of its subsidiaries is a party or by which Headwaters or any of its subsidiaries or its or any of their respective properties are bound or affected, except, with respect to clause (ii), for the consent of Zion's First National Bank, and for any such conflicts, violations, defaults, or other occurrences that would not have a Material Adverse Effect on Headwaters and its subsidiaries taken as a whole. The Headwaters Disclosure Letter lists all consents, waivers, and approvals under any of Headwaters' or any of its subsidiaries' agreements, contracts, licenses, or leases required to be obtained in connection with the consummation of the transactions contemplated hereby which, if not obtained, would have a Material Adverse Effect on Headwaters and its subsidiaries taken as a whole or have a material adverse effect on the ability of the Parties to consummate the Exchanges.

                  (b) No consent, approval, order, or authorization of, or registration, declaration, or filing with, any Governmental Entity is required by or with respect to Headwaters or Merger Sub in connection with the execution and delivery of this Exchange Agreement or the consummation of the transactions contemplated hereby, except for

                           (i) the  filing  with  the  Securities  and  Exchange
         Commission  (the  "SEC")  of a Form D  under  Regulation  D  under  the
         Securities Act, any required state filings related to the Exchanges, and such reports under the Exchange Act as may be required in connection with this Exchange Agreement and the transactions contemplated hereby; and

                           (ii) such other consents, authorizations, filings, approvals, and registrations which, if not obtained or made, would not have a Material Adverse Effect on Headwaters and its subsidiaries taken as a whole or have a material adverse effect on the ability of the Parties to consummate the Exchanges.

         4.3 No Material Misrepresentations. This Exchange Agreement, taken together with the Headwaters Disclosure Letter, contains no untrue statement of material fact and, when this Exchange Agreement is taken in its entirety, contains no untrue statement of a material fact and does not omit to state a material fact necessary to make the statements contained herein not misleading as of the date hereof.

         4.4 Available Funds. Headwaters and Merger Sub, collectively, have sufficient capital available to consummate the transactions contemplated by this Exchange Agreement and are not relying on obtaining additional financing in connection with such transactions.

         4.5 SEC Documents. Headwaters has filed all required reports, schedules, forms, statements, and other documents with the SEC since October 1, 1999 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Headwaters SEC Documents"). As of their respective dates, the Headwaters SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Headwaters SEC Documents. As of their respective dates, none of the Headwaters SEC Documents (including any and all financial statements therein) contained any untrue statement of a material fact or failed to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Headwaters included in the Headwaters SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the period involved (except as may be indicated in the notes thereto), and present fairly, in all material respects, the consolidated financial position of

Headwaters and its subsidiaries at the respective dates thereof and the consolidated results of operations and cash flows for the periods specified (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments). Except as reflected or reserved against in the Headwaters Financial Statements or otherwise disclosed in the Headwaters Disclosure Letter, Headwaters and its subsidiaries have no material liabilities or other obligations (including contingent liabilities and obligations) except, (i) since the date of the most recent audited balance sheet included in the Headwaters Financial Statements, liabilities and obligations incurred in the ordinary course of business or (ii) that would not be required to be reflected or reserved against in the consolidated balance sheet of Headwaters and its subsidiaries prepared in accordance with GAAP.

         4.6 Absence of Certain Changes or Events. Except as disclosed in the Headwaters SEC Documents or in the Headwaters Disclosure Letter, since the date of the most recent audited balance sheet included in the Headwaters SEC Documents, there is not and has not been (a) any material adverse change to Headwaters, or (b) any condition, event, or occurrence that could reasonably be expected to prevent or materially delay Headwaters from consummating the transactions contemplated by this Exchange Agreement; provided that, for purposes of this Section 4.6, a change in the price of Headwaters Common Stock shall not be deemed to constitute a "material adverse change".

         4.7 Shares Reserved. Headwaters has authorized and reserved, and shall keep available, for issuance and delivery, the number of shares of Headwaters Common Stock issuable in connection with the Exchanges. Upon issuance, such shares will be validly issued, fully paid, and nonassessable.

         4.8 Securities Law Compliance. Headwaters shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions that are applicable to the issuance of the Headwaters Common Stock pursuant hereto. HTI and the Transferors shall use their best efforts to assist Headwaters as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Headwaters Common Stock pursuant hereto.

         4.9 Nasdaq National Market Listing. Headwaters shall authorize for listing on the Nasdaq National Market the shares of Headwaters Common Stock issuable pursuant hereto and shall use its best efforts to maintain such listing on the Nasdaq National Market (or such other principal stock exchange on which shares of Headwaters Common Stock are then listed).

                                   ARTICLE V
                              ADDITIONAL AGREEMENTS

         5.1 Registration.

                  (a) Registration Rights.

                           (i)  Headwaters  will  prepare  and file with the SEC
within 60 days of the Closing Date (the "Required Filing Date") a "shelf" registration statement on Form S-3 (or other appropriate form) (as the same may be amended, the "Registration Statement") pursuant to Rule 415 under the Securities Act providing for the resale from time to time by the Transferors of the shares of Headwaters Common Stock issuable in connection with the Exchange (including the Stock Consideration included in the First and Second Contingent Payments, except such shares as to which it has then been determined that such shares will not be earned) and all shares of Headwaters Common Stock issued in connection therewith by way of a stock dividend or stock split or in connection with a combination of shares, reclassification, recapitalization, merger or consolidation or reorganization (the "Headwaters Shares"), through or to brokers or dealers or directly to investors pursuant to the prospectus contained in the Registration Statement (or another prospectus contained in and forming a part of an effective registration statement under the Securities Act) or in transactions that are exempt from the requirements of registration under the Securities Act, at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the time of such sale, at prices related to such market prices or at negotiated prices; provided, however, that such transactions shall not include an underwritten public offering. Headwaters shall use its reasonable efforts to cause the Registration Statement to become effective, provided that, in any event, any obligation to maintain the effectiveness of the Registration Statement shall terminate on the earlier of
(i) all Headwaters Shares having been sold under the Registration  Statement and
(ii) the first date on which all Headwaters Shares can be sold in a three-month period, one year from the Closing Date. By written notice to the Transferors, Headwaters may stop the use of the Registration Statement for such resales for a period of no longer than 90 days in aggregate after the date of the notice if Headwaters or its subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which, in the reasonable determination of the Headwaters Board of Directors, would be required in such registration statement (but would not be required if such registration statement were not filed).

                           (ii)  Headwaters will use its reasonable best efforts
to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus contained therein as may be necessary to keep such Registration Statement effective for a period ending on the date on which all of the Headwaters Shares can be sold in a three-month period, or such shorter period as shall terminate when all Headwaters Shares covered by such registration statement have been sold;

                           (iii)   Headwaters   will  as   soon  as   reasonably
practicable, furnish to each Transferor, prior to filing the Registration Statement, copies of such registration statement as proposed to be filed, and thereafter furnish to such Transferor such number of copies of such Registration Statement, each amendment and supplement thereto (in each case, if specified by such Transferor, including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as such Transferor may reasonably request in order to facilitate the disposition of Headwaters Shares owned by such Transferor.

                           (iv)  Headwaters will promptly notify the Transferors
at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the period that Headwaters is required to keep the Registration Statement effective of the happening of any event as a result of which the prospectus included in such Registration Statement (as then in effect) contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading, and Headwaters will promptly prepare and file a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Headwaters Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading; provided, however, that notwithstanding the foregoing, if the Headwaters Board of Directors determines in its good faith judgment that the filing of any supplement or amendment to the Registration Statement to keep such Registration Statement available for use by the Transferors for resales of Headwaters Shares would require the disclosure of material information that Headwaters has a bona fide business purpose for preserving as confidential, then upon written notice of such determination by Headwaters to each Transferor, the obligation of Headwaters to supplement or amend the Registration Statement will be suspended until Headwaters notifies the Transferors in writing that the reasons for suspension of such obligations on the part of Headwaters no longer exist and Headwaters amends or supplements the Registration Statement as may be required; provided that the aggregate number of days (whether or not consecutive) during which Headwaters may delay the filing of any such supplement or amendment (together with the number of days referred to in Section 5.1(a) hereof) shall in no event exceed ninety (90) days in any twelve (12) month period.

                           (v) Headwaters  will promptly  notify each Transferor
of any stop order issued by the SEC and take all reasonable actions to obtain the removal of any such stop order.

                           (vi)  Before  filing any  registration  statement  or
prospectus or any amendments or supplements thereto, Headwaters will furnish to counsel selected by the Representative copies of such documents, which shall be subject to the reasonable approval of such counsel.

                  (b) Conditions and Limitations.  Headwaters' obligations under
Section 5.1(a) shall be subject to the following limitations:

                           (i)  Headwaters  shall not be  required  to file more
than one Registration Statement pursuant to this Agreement.

                           (ii)  Headwaters  shall have received the information
and documents specified in Section 5.1(c) and each Transferor shall have observed or performed its other covenants and conditions contained in such section and, as a condition to registration of its Headwaters Shares, each Transferor shall agree in the Letter of Transmittal to perform the covenants and conditions applicable to him or her contained in such Section 5.1(c); provided that the failure of a Transferor to have observed and performed such other covenants and conditions shall not excuse Headwaters' obligations hereunder with respect to Transferors who have so observed and performed such covenants and conditions.

                           (iii) Each  Transferor  agrees that,  upon receipt of
any notice from Headwaters of the happening of any event of the kind described in Section 5.1(a)(iv), such Transferor will forthwith discontinue disposition of Headwaters Shares until such Transferor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.1(a)(iv) hereof, and, if so directed by Headwaters, such Transferor will deliver to Headwaters (at

Headwaters' expense) all copies, other than permanent file copies then in such Transferor's possession, of the prospectus covering such Headwaters Shares at the time of receipt of such notice.

                           (iv) Each Transferor agrees that, upon receipt of any
notice from Headwaters stating that Headwaters has determined to effect a registered underwritten public offering of securities and has taken substantial steps to effect such offering, such Transferor will forthwith discontinue disposition of Headwaters Shares until such Transferor's receipt of notice from Headwaters that such dispositions may be continued, provided that the aggregate number of days (whether or not consecutive) during which Headwaters may suspend use of the Registration Statement pursuant to this Section shall in no event exceed ninety (90) days in any twelve (12) month period, and provided further that the officers and directors of Headwaters have agreed to refrain from sales during such period.

                  (c) Information from and Certain Covenants of Transferors. Headwaters may require the Transferors to furnish to Headwaters such information regarding the Transferors and the distribution of such Headwaters Shares as Headwaters may from time to time reasonably request in writing to carry out its obligations as to the Registration Statement. Each Transferor agrees to notify Headwaters as promptly as practicable of any inaccuracy or change in information previously furnished by such Transferor to Headwaters or of the occurrence of any event in either case as a result of which any prospectus relating to such registration contains an untrue statement of a material fact regarding such Transferor or the distribution of such Headwaters Shares or omits to state any material fact regarding such Transferor or the distribution of such Headwaters Shares required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to Headwaters any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Transferor or the distribution of such Headwaters Shares, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading. Each Transferor shall execute all consents, powers of attorney, and other documents reasonably required to be signed by him or her in order to cause such registration statement to become effective. Each Transferor covenants that, in disposing of his or her Headwaters Shares, he or she will comply with all applicable securities laws, including the prospectus delivery requirements under the Securities Act.

                  (d) Registration Expenses. All Registration Expenses will be borne by Headwaters. Any broker's fee, underwriting discount, and commission applicable to the sale of Headwaters Shares shall be borne by the holder of the Headwaters Shares to which such broker's fee, discount, or commission relates, and each Transferor shall be responsible for all fees and expenses incurred by such Transferor in connection with any registration under this Article IX other than Registration Expenses. For purposes of this Section 5.1(d), "Registration Expenses" shall mean all expenses incident to Headwaters' performance of or compliance with Section 5.1, including, without limitation, all registration and filing fees, messenger and delivery expenses incurred by Headwaters, internal expenses incurred by Headwaters (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), all expenses relating to the preparation, printing, distribution, and reproduction of the registration statement and the prospectus, the fees and expenses incurred in connection with the listing of the shares of Headwaters Common

Stock on any securities exchange, fees and disbursements of counsel for Headwaters and of its independent public accountants, and the fees and disbursements of one counsel for the Transferors who are selling Headwaters Shares pursuant to the Registration Statement.

                  (e) Indemnification.

                           (i) Headwaters  agrees to indemnify and hold harmless
each Transferor who has sold Headwaters Shares pursuant to the Registration Statement from and against any and all losses, claims, damages, liabilities, and expenses (including reasonable costs of investigation and defense) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the final prospectus contained therein or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities, or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to Headwaters by such Transferor or on such Transferor's behalf expressly for use therein.

                           (ii) Each  Transferor  agrees to  indemnify  and hold
harmless Headwaters, its officers, directors, and agents and each person, if any, who controls Headwaters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities, and expenses (including reasonable costs of investigation and defense) arising out of or based upon any untrue statement or alleged untrue statement of a material fact by such Transferor contained in the Registration Statement or the prospectus contained therein or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission by such Transferor to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that such losses, claims, damages, liabilities, or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to Headwaters by such Transferor or on such Transferor's behalf expressly for use therein. Notwithstanding the foregoing, no Transferor shall be obligated to pay hereunder more than the net proceeds realized by him or her upon his or her sale of Headwaters Shares included in the Registration Statement.

                           (iii)  The  provisions  of  Section  9.3 (but not the
liability limitations in Section 9.1) shall apply to any actions or proceedings subject to the indemnification provisions of this Section 5.1.

         5.2 Transfer Restrictions. Each Transferor agrees that, so long as required by law, the Exchanged Shares and any securities issued in exchange for or in respect thereof shall be subject to a transfer restriction substantially to the following effect, which shall be conspicuously stamped or otherwise imprinted on each certificate evidencing Exchanged Shares:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN

         EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR PURSUANT TO AN EXEMPTION FROM THE SECURITIES ACT OR OTHER LAWS.

         5.3 Legal Requirements. Each of Headwaters, HTI, and the Transferors will take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Exchange Agreement (including furnishing all information required in connection with approvals of or filings with any Governmental Entity, and prompt resolution of any litigation prompted hereby) and will promptly cooperate with and furnish information to any Party necessary in connection with any such requirements imposed upon any of them or their respective subsidiaries in connection with the consummation of the transactions contemplated by this Exchange Agreement.

         5.4 Notification of Certain Matters. Subject to the terms and provisions of this Exchange Agreement, each Party will give prompt notice to the other Parties of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) any representation or warranty contained in this Exchange Agreement to be untrue or inaccurate in any material respect at any time from the date of this Exchange Agreement to the Closing Date, or (b) any material failure of such Party, as the case may be, or of any officer, director, employee, or agent thereof, to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by him, her, or it under this Exchange Agreement. Notwithstanding the above, the delivery of any notice pursuant to this section will not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

         5.5 Commercially Reasonable Efforts and Further Assurances. Subject to the respective rights and obligations of Headwaters and the Transferors under this Exchange Agreement, each of the Parties will use its commercially reasonable efforts to effectuate the Exchanges and the other transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Exchange Agreement. Each Party, at the reasonable request of another Party, will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

         5.6 Purchaser Representative and Representative.

                  (a) Each Transferor expressly designates and appoints the individuals comprising the Representative as his or her true and lawful attorney-in-fact and agent and expressly authorizes the Representative (i) to execute and deliver, in his or her name, the Escrow Agreement in such form as the Representative deems desirable or appropriate, the execution of such agreement to be conclusive evidence of such determination, and (ii) to take all actions and carry out all responsibilities of the Representative under this Exchange Agreement, the Escrow Agreement, and the Merger Agreement, which actions shall include, without limitation, (A) receiving a portion of the Exchange Consideration pursuant to Section 1.3(g) hereof and paying from such amount any expenses incurred in connection with this Exchange Agreement, the Escrow Agreement, or the Merger Agreement, and (B) acting on his or her behalf in connection with any disputes or disagreements arising under this Exchange
Agreement   (including  without  limitation  Section  1.3
hereof), the Escrow Agreement, or the Merger Agreement, including, without limitation, agreeing to any resolution thereof.

                  (b) The Transferors agree that the Purchaser Representative and the individuals comprising the Representative will not be liable for any act done or omitted as Purchaser Representative or Representative, respectively, hereunder while acting in good faith and such act is not an act of willful misconduct in the performance of his, her or its obligation.

                  (c) Headwaters shall pay up to forty thousand dollars ($40,000) of the costs of retaining the Purchaser Representative. The remainder of such costs, if any, shall be borne by HTI and shall constitute a reduction to the Cash Consideration.

         5.7 Treatment of Exchanges and Merger as a Qualifying Reorganization. Each of HTI and the Transferors shall (a) treat the Exchanges and the Merger as a reorganization under Section 368 of the Code, (b) report the Exchanges, the Merger, and all related transactions consistently therewith in any and all Tax Returns filed by him, her, or it, (c) take all such actions as may be reasonably required to cause the Exchanges and the Merger to be treated as a qualifying reorganization, and (d) take no action which could disqualify the Exchanges and the Merger from reorganization status under Section 368 of the Code.

                                   ARTICLE VI
             CONDITIONS TO OBLIGATIONS OF HEADWATERS AND MERGER SUB

         The obligations of Headwaters and Merger Sub hereunder are subject to the satisfaction, or waiver thereof by Headwaters and Merger Sub, of the following conditions:

         6.1 No Actions or Proceeding. No judgment, writ, order, injunction, award, or decree of or by any Governmental Entity shall have been issued that would, and no action or proceeding shall have been instituted by or before any Governmental Entity seeking to, enjoin or prevent the consummation of the transactions contemplated hereby and under the Merger Agreement. Notwithstanding the generality of the foregoing, no person shall have (i) commenced, or shall have notified either HTI, Headwaters, or any Transferor that it intends to commence, an action or proceeding or (ii) provided HTI, Headwaters, or any Transferor with notice, in either case which allege(s) that any of the intellectual property presently embodied, or proposed to be embodied, in HTI's products or design environments infringes or otherwise violates the intellectual property rights of such person or is available for licensing from a potential licensor providing the notice, or otherwise alleges that HTI does not otherwise own or have the right to exploit such intellectual property.

         6.2 Representations and Warranties. The representations and warranties of the Transferors shall be true and correct in all material respects on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date, and each and all of the agreements of the Transferors to be performed or complied with pursuant to the terms of this Exchange Agreement shall have been duly performed and complied with in all material respects.

         6.3 No Material Adverse Effect. No event shall have occurred since the date of this Exchange Agreement that has had or would reasonably be expected to have a Material Adverse Effect on HTI.

         6.4 Merger Agreement. Each of the conditions precedent to the closing under Article V of the Merger Agreement shall have been satisfied or waived by Headwaters.

         6.5 Exchanges. Transferors shall have offered, pursuant to this Exchange Agreement, to exchange at least ninety percent (90%) of the outstanding shares of HTI Common Stock.

                                  ARTICLE VII
                  CONDITIONS TO OBLIGATIONS OF THE TRANSFERORS

         The obligations of the Transferors hereunder are subject to the satisfaction, or waiver thereof by each Transferor, of the following conditions:

         7.1 No Actions or Proceedings. No judgment, writ, order, injunction, award, or decree of or by any Governmental Entity shall have been issued that would, and no action or proceeding shall have been instituted by or before any Governmental Entity seeking to, enjoin or prevent the consummation of the transactions contemplated hereby.

         7.2 Representations and Warranties. The representations and warranties of Headwaters and Merger Sub shall be true and correct in all material respects on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date, except for changes which, in the aggregate, would not have a material adverse effect on the financial condition, properties, business, prospects, or results of operations of Headwaters and its subsidiaries, taken as a whole, and each and all of the agreements of Headwaters and Merger Sub to be performed or complied with pursuant to the terms of this Exchange Agreement shall have been duly performed and complied with in all material respects.

         7.3 Merger Agreement. Each of the conditions precedent to the closing under Article VI of the Merger Agreement shall have been satisfied or waived by HTI.

                                  ARTICLE VIII
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         Notwithstanding any investigation made by or on behalf of Headwaters and Merger Sub or the Transferors, the representations and warranties of the Transferors and of Headwaters and Merger Sub contained in this Exchange Agreement shall be continuing representations and warranties and shall survive the Closing Date until the second anniversary thereof.

                                   ARTICLE IX
                             INDEMNITY OF HEADWATERS

         9.1 Indemnification of Headwaters. Each of the Transferors shall jointly, but not severally, indemnify, defend, and hold harmless Headwaters, Merger Sub, and the Surviving Corporation, and their respective employees,
officers,   directors,   stockholders,   controlling   persons,
and affiliates (collectively, the "Indemnified Persons") from and against his or her pro rata share of any claims, damages, costs (including, without limitation, interest on any loss from the date thereof to the date of payment), or expenses (including, without limitation, attorneys' fees and disbursements) (collectively, the "Losses") arising out of (i) any misrepresentation in or breach of the representations, warranties, or covenants of the Transferors contained herein or made to Headwaters or Merger Sub in any exhibit, certificate, or other instrument or document furnished or to be furnished by the Transferors pursuant to this Exchange Agreement or in connection with the transactions contemplated herein and (ii) any misrepresentation in or breach of the representations, warranties, or covenants of HTI contained in the Merger Agreement or made to Headwaters or Merger Sub in any exhibit, certificate, or other instrument or document furnished or to be furnished by HTI pursuant to the Merger Agreement or in connection with the transactions contemplated therein; provided, however, that, (A) the liability of all of the Transferors, other than officers and directors of HTI as of the Signing Date, pursuant to this Section
9.1 shall not exceed the sum of (i) the amounts in the Escrow Account (as defined in the Escrow Agreement) and (ii) any future Contingent Payments that ultimately are earned; and (B) the liability of any Transferor who is an officer or director of HTI as of the Signing Date shall not exceed the total Exchange Consideration he or she has received, including his or her portion of any amounts in the Escrow Account, plus any future Contingent Payments that ultimately are earned. Notwithstanding the foregoing, no payments shall be made pursuant to this Section 9.1 unless and until the aggregate amount of such Losses exceeds $150,000 (the "Threshhold"), in which case Headwaters shall be entitled to the full amount of the Losses in excess of $150,000, after deducting any amounts otherwise to be paid with respect to Dissenting Shares pursuant to
Section 1.7 of the Merger Agreement. Notwithstanding the immediately preceding sentence, Losses resulting from any misrepresentation in or breach of the representations and warranties in Section 2.2 of the Merger Agreement, relating to HTI's capital structure, shall not be subject to the Threshhold.

         9.2 Indemnification for Dissenting Shares. The Indemnified Persons shall be indemnified from and against any Losses as a result of claims asserted against Headwaters by holders of Dissenting Shares (as defined in the Merger
Agreement), and shall be entitled to recover the full amount of such Losses, after deducting any amounts otherwise to be paid with respect to such Dissenting Shares pursuant to Section 1.3(c) hereof; provided that any such Losses shall first be satisfied from Merger Consideration that, in the absence of the exercise of dissenters' rights, would have been paid with respect to such shares.

         9.3 Notice. Promptly after service of notice of any claim or of process on any Indemnified Person by any third person in any matter in respect of which indemnity may be sought pursuant to Section 5.1(e) or this Article IX, Headwaters shall notify the Transferors at the Transferors' addresses set forth on the signature pages attached hereto. The Transferors may, at their option, assume the defense of any such claim or process or settlement thereof. Regardless of whether any such third-party claim is defended by Headwaters or the Transferors, the defending Party(ies) shall (i) settle or defend such claim or proceeding with reasonable diligence; (ii) cooperate with the other Parties in the investigation and analysis of such claim or proceeding; (iii) afford the other Parties reasonable access to such relevant information as he, she, or it may have in its possession; and (iv) keep the other Parties reasonably informed regarding such claim or proceeding. The generality of the foregoing notwithstanding, the Transferors shall not settle any such claim or proceeding without the consent of Headwaters, which consent shall not be unreasonably withheld;

provided that if Headwaters shall withhold such consent, the Transferors shall continue to defend such claim or proceeding and all defense costs from the date of such refusal to consent onward shall be payable by the Transferors, subject to the maximum limits of such indemnity under this Article IX. If the Transferors shall become obligated to indemnify and hold harmless any Indemnified Person pursuant to this Article IX, such obligation will be the joint, and not several, obligation of the Transferors only and in no event will the Transferors be entitled to any contribution from the Surviving Corporation with respect to such indemnity obligation of the Transferors, nor shall the Transferors assert any claim against the Surviving Corporation, whether for contribution or otherwise, with respect to any such indemnity obligation of the Transferors.

         9.4  Survival  of  Indemnification   Obligation.   The  indemnification
provided in this Article IX shall survive the Closing Date for the periods specified Article VIII with respect to the representations and warranties of the Transferors herein, and for the periods specified in Article VII of the Merger Agreement with respect to the representations and warranties of HTI therein, and for any additional period required to resolve any claim under this Article IX.

         9.5 Notice of Claim.

                  (a) At any time  prior to the end of the period  specified  in
Article VIII, Headwaters may give the Transferors a written notice which states the general nature of a claim for indemnity ("Claim") pursuant to this Article IX with reasonable detail as to the alleged basis of the indemnity claim ("Notice of Claim"), together with notice that Headwaters intends to apply all or part of the escrow to the payment of the Losses specified in such Notice of Claim. In the event that a Loss has not been liquidated or determined, Headwaters may, at any time prior to the end of the period specified in Article IX, give the Representative a Notice of Claim in which Headwaters describes the general nature of the Claim and makes a good faith estimate of the Loss.

                  (b) If the Representative does not give written notice to Headwaters within thirty (30) days after the receipt of such Notice of Claim that he protests the Claim set forth in the Notice of Claim, then Headwaters shall be entitled to indemnification for such Claim and all Losses hereunder, including the right of offset as set forth in Section 9.5(d) below.

                  (c) If the Representative does give written notice to Headwaters within 30 days after the receipt of such Notice of Claim that he protests the Claim, Headwaters and the Representative will use their best efforts to resolve such disagreement amicably prior to initiating use of the Dispute Resolution procedures specified in Section 12.4. Upon resolution of such dispute, Headwaters shall be entitled to indemnification for such Claim and all Losses hereunder, including the right of offset as set forth in Section 9.5(d) below.

                  (d) Any indemnification of Headwaters shall be applied first against the Headwaters Common Stock in the Escrow Account, valued at the Signing Price (as defined in the Merger Agreement), then against the cash in the Escrow Account. Notwithstanding the foregoing, the Representative, at its sole discretion, may determine to have any indemnification Claim satisfied by having cash in the Escrow Account paid in lieu of, or before, Headwaters Common Stock. Any person required by Article IX to indemnify Headwaters from funds other than amounts in the Escrow Account or future Contingent Payments may satisfy such obligations in cash or in Headwaters

Common Stock, valued at the Signing Price (as defined in the Merger Agreement).

         9.6 No Limitation of Remedies. Notwithstanding anything contained in this Exchange Agreement to the contrary, nothing shall preclude or limit Headwaters' rights to exercise any other remedy Headwaters may have in law or equity regarding intentional misrepresentation or any remedies available to Headwaters under the Non-Compete Agreement (as defined in the Merger Agreement) with any HTI Founder, provided, however, that other than for intentional misrepresentation, or as provided in any other agreement, Headwaters' or the Surviving Corporation's sole remedy hereunder shall be limited to Sections 9.1 and 9.2 of this Exchange Agreement.

                                   ARTICLE X
                           COSTS INCIDENT TO AGREEMENT

         Except as otherwise expressly provided herein, each of the Parties will pay all the costs incurred by such Party incident to the preparation, execution, or delivery of this Exchange Agreement or the performance of such Party's obligations hereunder, including, without limitation, the fees and disbursements of its attorneys, accountants, investment bankers, consultants, brokers, and persons providing other services.

                                   ARTICLE XI
                                   TERMINATION

         11.1 Termination. Except as provided in Section 11.2 below, this Exchange Agreement and the Merger Agreement may be terminated and the Merger and the Exchanges abandoned at any time prior to the Closing:

                  (a) upon termination of the Merger Agreement;

                  (b) by Headwaters, if it is not in material breach of its obligations under this Exchange Agreement or the Merger Agreement and there has been a breach of any representation, warranty, covenant, or agreement contained in this Agreement on the part of HTI or a Transferor, and as a result of such breach the conditions set forth in Section 6.2 would not then be satisfied; provided, however, that if such breach is curable by HTI or such Transferor within thirty (30) days through the exercise of its reasonable best efforts, then, for so long as HTI or such Transferor continues to exercise such reasonable best efforts, Headwaters may not terminate this Exchange Agreement or the Merger Agreement under this Section 11.1(b) unless such breach is not cured within thirty (30) days (but no cure period shall be required for a breach which by its nature cannot be cured); or

                  (c) by HTI or a Transferor, if he, she, or it is not in material breach of its obligations under this Exchange Agreement or the Merger Agreement, and there has been a breach of any representation, warranty, covenant, or agreement contained in this Exchange Agreement or the Merger Agreement on the part of Headwaters or Merger Sub, and as a result of such breach the conditions set forth in Section 7.2 would not then be satisfied; provided, however, that if such breach is curable by Headwaters or Merger Sub within thirty (30) days through the exercise of its reasonable best efforts, then, for so long as Headwaters or Merger Sub continues to exercise such reasonable best efforts, HTI or such Transferor may not terminate this Exchange Agreement and the Merger Agreement under this Section 11.1(c) unless such breach is not cured within thirty (30) days (but no cure period shall be required for a breach which by its nature cannot be cured).

         Where action is taken to terminate this Exchange Agreement and the Merger Agreement pursuant to Section 11.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

         11.2 Effect of Termination. In the event of termination of this Exchange Agreement as provided in Section 11.1, this Exchange Agreement shall forthwith become void and there shall be no liability or obligation on the part of Headwaters, Merger Sub, HTI, or any of the Transferors, or their respective officers, directors, or stockholders, provided that the provisions of this
Article XI shall remain in full force and effect and survive any termination of this Exchange Agreement.

         11.3 Amendment. Except as is otherwise required by applicable law, prior to the Closing, this Exchange Agreement may be amended by the Parties at any time by execution of an instrument in writing signed by Headwaters, Merger Sub, HTI, and a majority in interests of the Transferors who have signed this Exchange Agreement. Except as is otherwise required by applicable law, after the Closing, this Exchange Agreement may be amended by the Parties at any time by execution of an instrument in writing signed by Headwaters, Merger Sub, HTI, and a majority in interests of the Transferors who have signed this Exchange Agreement.

         11.4 Extension; Waiver. At any time prior to the Closing, Headwaters, Merger Sub, HTI, and a majority in interests of the Transferors who have signed this Exchange Agreement may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of another Party, (ii) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such Party.

                                  ARTICLE XII
                                  MISCELLANEOUS

         12.1 Successors and Assigns. This Exchange Agreement shall be binding upon the Parties, their legal representatives, successors in interest, assignees, transferees, creditors (including judgment creditors), trustees
(including trustees in bankruptcy), receivers, including, without limitation, assignees, transferees, pledgees, holders of security interests in and liens upon any of such stock, and trustees, and all persons with notice or knowledge, or chargeable with notice or knowledge, of the provisions hereof. This Exchange Agreement cannot be amended or modified except by a written agreement executed by the Parties. This Exchange Agreement and the rights, duties, and obligations hereunder may not be assigned by any Party without the prior written consent of the other Parties; provided, however, that this Exchange Agreement may be assigned by Headwaters on behalf of itself and Merger Sub to any directly or indirectly wholly-owned subsidiary of Headwaters, provided that Headwaters and Merger Sub shall continue to be bound by this Exchange Agreement after such assignment.

         12.2 Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed sufficiently given only if delivered in person or sent by telegram, telecopy, or telex or by first-class or air mail or by recognized air courier service, postage or other charges prepaid, addressed as follows:

         If to a Transferor, to the address listed on the signature pages hereto.

                  If to HTI:
                           Hydrocarbon Technologies, Inc.
                           1501 New York Avenue
                           Lawrenceville, NJ 08648
                           Attention:  Alfred G. Comolli, President

                  Copy to:
                           Richard J. Pinto
                           Smith, Stratton, Wise, Heher & Brennan
                           600 College Road East
                           Princeton, NJ 08540
                           Facsimile Number:  (609) 987-6651

                  If to Headwaters or Merger Sub:
                           Headwaters Incorporated
                           11778 S. Election Drive
                           Suite 210
                           Draper, UT 84020
                           Attention: Kirk A. Benson, Chief Executive Officer Facsimile Number: (801) 984-9410

                  Copy to:
                           Linda C. Williams, Esq.
                           Pillsbury Winthrop LLP
                           50 Fremont Street
                           San Francisco, CA  94105
                           Facsimile Number:  (415) 983-1200

or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice or communication will be deemed to have been given as of the date so delivered, telegraphed, telecopied, telexed, mailed, or sent by courier.

         12.3 Entire Agreement. This Exchange Agreement and the Merger Agreement, including the Exhibits and Schedules attached hereto and thereto, and the Headwaters Disclosure Letter constitute the entire understanding of the Parties relating to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, whether oral or written, relating to the subject matter hereof.

         12.4 Dispute Resolution. In the event of any dispute relating to this Exchange Agreement, the parties to the dispute, including the Representative in his capacity as Representative, shall first use their reasonable best efforts to resolve the dispute amicably. If, after ten (10) days, they have been unable to do so, the Chief Executive Officer of Headwaters shall meet with the
Representative and the Chief Executive Officer of the Surviving Corporation within ten (10) days to attempt to resolve the dispute. If such dispute has still not been resolved after such meeting, the Board of Directors of Headwaters shall meet with the Representative within ten (10) days to attempt to resolve the dispute. Only after such dispute resolution procedures have been followed may any Party (or the Representative acting in his capacity of Representative) initiate litigation.

         12.5 Remedies. In the event of a breach, or a threatened or attempted breach, of any provision of this Exchange Agreement by any Party, any other Party shall, in addition to all other remedies, be entitled to (i) a temporary or permanent injunction against such breach without the necessity of showing any actual damages and (ii) a decree for the specific performance of the Exchange Agreement.

         12.6 Adjustments.All references to shares of HTI Common Stock or Headwaters Common Stock herein shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Headwaters Common Stock or HTI Common Stock), reorganization, recapitalization, or other like change with respect to Headwaters Common Stock or HTI Common Stock occurring on or after the date hereof.

         12.7 Waiver. The waiver by any Party of the breach of any of the terms and conditions of, or any right under, this Exchange Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition or of any similar right. No such waiver shall be binding or effective unless expressed in writing and signed by the Party giving such waiver.

         12.8 Governing Law. This Exchange Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

         IN WITNESS WHEREOF, the parties hereto have executed this Exchange Agreement as of the day and year first above written.



                                    HEADWATERS INCORPORATED



                                    By: /s/ Kirk A. Benson
                                        ---------------------------------------
                                        Kirk A. Benson, Chief Executive Officer



                                    HYDROCARBON TECHNOLOGIES, INC.


                                    By: /s/ Alfred G. Comolli
                                        ---------------------------------------
                                        Alfred G. Comolli, President



                                    HEADWATERS SUB CORPORATION


                                    By: /s/ Kirk A. Benson
                                        -----------------------------
                                    Title: President

                                    "TRANSFERORS"

                                    Signature:

                                    /s/ Alfred G. Comolli

                                    Printed Name:

                                    Alfred G. Comolli


                                    Address:
                                    1128 University Dr.
                                    Yardley, PA
                                    19067


                                    Number of Shares of HTI Common Stock Owned:

                                    319,555


                                    Number of Options to Acquire HTI Common
                                    Stock Owned:

                                    72,000

                                    I represent that I am an "accredited
                                    investor" (see Article III of the Agreement)


                                                  Yes [X]   No [ ]


                                    Date:    5/1/01

                                    "TRANSFERORS"

                                    Signature:

                                    /s/ David C. Tanner

                                    Printed Name:

                                    David C. Tanner


                                    Address:
                                    233 Andover Pl
                                    Robbinsville, NJ
                                    08691


                                    Number of Shares of HTI Common Stock Owned:

                                    145,677

                                    Number of Options to Acquire HTI Common
                                    Stock Owned:

                                    28,500

                                    I represent that I am an "accredited
                                    investor" (see Article III of the Agreement)


                                         Yes  [X]             No [ ]


                                    Date:    5/1/01

                                    "TRANSFERORS"

                                    Signature:


                                    /s/ Lap-Keung (Theo) Lee

                                    Printed Name:


                                    Lap-Keung (Theo) Lee



                                    Address:
                                    12 East Kincaid Dr.
                                    West Windsor, NJ
                                    08550


                                    Number of Shares of HTI Common Stock Owned:

                                    227,879


                                    Number of Options to Acquire HTI Common
                                    Stock Owned:

                                    39,000

                                    I represent that I am an "accredited
                                    investor" (see Article III of the Agreement)


                                             Yes [X]             No [ ]


                                     Date:    May 1, 2001

                                    "TRANSFERORS"

                                    Signature:

                                    /s/ Michael T. Kelley

                                    Printed Name:

                                    Michael T. Kelley


                                    Address:
                                    7800 Foxhound Rd.
                                    McLean, VA
                                    22102-2448


                                    Number of Shares of HTI Common Stock Owned:

                                    87,246


                                    Number of Options to Acquire HTI Common
                                    Stock Owned:

                                    0

                                    I represent that I am an "accredited
                                    investor" (see Article III of the Agreement)


                                    Yes  [X]             No [ ]


                                    Date:    May 1, 2001

                                       32